SCHEDULE 14C
                                 (Rule 14c-101)
                  INFORMATION REQUIRED IN INFORMATION STATEMENT

                            SCHEDULE 14C INFORMATION
                 Information Statement Pursuant to Section 14(c)
                     of the Securities Exchange Act of 1934

Check the appropriate box:

[ ]  Preliminary Information Statement        [ ]  Confidential, for use of the
[x]  Definitive Information Statement              Commission only (as permitted
                                                   by Rule 14c-5(d)(2)


                         FOUNTAIN PHARMACEUTICALS, INC.
                  (Name of Registrant as Specified in Charter)


Payment of Filing Fee (Check the appropriate box):

/ x /    No fee required.

/ / Fee computed on table below per Exchange Act rules 14c-5(g) and 0-11.

         1) Title of each class of securities to which transaction applies:

         2) Aggregate number of securities to which transaction applies:

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: (Set forth the amount on which the filling fee is calculated and state how it was determined)

         4) Proposed maximum aggregate value of transaction:

         5) Total fee paid:

         / / Fee paid previously with preliminary materials.

         / / Check box if any part of the fee is offset as provided by Exchange Act Rule 1-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)       Amount Previously Paid:

         2)       Form, Schedule or Registration Statement No.:

         3)       Filing Party:

         4)       Date Filed:

                         FOUNTAIN PHARMACEUTICALS, INC.
                              7279 BRYAN DAIRY ROAD
                              LARGO, FLORIDA 33777


                              INFORMATION STATEMENT


         This Information Statement is furnished to the holders of shares of Common Stock, par value $.001 and Class B Common Stock, par value $.001 per share (unless otherwise specified, collectively, the "Common Stock"), of Fountain Pharmaceuticals, Inc., a Delaware corporation (the "Company"), in connection with the adoption by the Board of Directors of the Company of the Fountain Pharmaceuticals, Inc. 1998 Stock Option Plan (the "1998 Plan") as of December 8, 1998. As of June 10, 1999, the 1998 Plan was approved by the holders of a majority of the outstanding Common Stock and by the holder of all of the Company's Series A Preferred Stock, par value $.001 (the "Preferred Stock") by written consent in lieu of a special meeting.

         WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

         Notice of the above action is hereby given to stockholders of record on June 30, 1999 ("Record Date") in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware ("GCL"). Copies of this Information Statement are being sent or given to security holders on or about July 1, 1999. For additional information concerning the Company, refer to the Company's Form 10-KSB for the year ended September 30, 1998 and Quarterly Reports on Form 10-QSB for the periods ended December 31, 1998 and March 31, 1999 (collectively, the "SEC Reports"). Copies of the SEC Reports will be provided to any stockholder upon written request to the Secretary of the Company at 7279 Bryan Dairy Road, Largo, Florida, 33777. The Company's SEC Reports are not, however, to be considered part of this Information Statement or any soliciting material of the Company.

         Under Delaware law, stockholders are not entitled to dissenter's rights with respect to the 1998 Plan.

                        REASON FOR INFORMATION STATEMENT

         In order to ensure that the options granted under the 1998 Plan qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended and to comply with other tax provisions relevant to such options, the 1998 Plan must be approved by a majority of the stockholders of the Company.

         As of the Record Date, there were 2,380,301 shares of Common Stock (including Class B Common Stock) outstanding. To accomplish stockholder approval of the 1998 Plan, the Company obtained the written consent of the holder of 1,251,100 shares (52.2%) of the outstanding Common Stock and the holder of all of the Preferred Stock as of the Record Date, as permitted under Section 228 of the GCL.

         Under the rules and regulations of the Securities and Exchange Commission (the "SEC"), an information statement complying with Regulation 14C promulgated under Section 14(c) of the Securities Exchange Act of 1934 (the "Exchange Act") must be sent to holders of Common Stock from whom the Company did not obtain the written consent at least 20 calendar days prior to the time the corporate action approved by the written consent may be taken. The date on which this information statement is being sent to holders of Common Stock as of the Record Date is on or about July 1, 1999 (the "Mailing Date"). Therefore, the approval of the 1998 Plan by the stockholders of the Company will be effective 20 calendar days from the Mailing Date or on or about July 21, 1999.

         In addition, Section 228 of the GCL requires the Company to provide written notice of any corporate action taken by written consent to all stockholders of the Company who are not parties to such written consent. This information statement also shall constitute the notice required by Section 228 of the GCL with respect to the written consent.

                      DESCRIPTION OF THE STOCK OPTION PLAN

              Fountain Pharmaceuticals, Inc. 1998 Stock Option Plan
              -----------------------------------------------------

         The following is a summary of the terms of the Company's 1998 Stock Option Plan and is qualified in its entirety by the terms of the 1998 Plan, a copy of which is attached hereto as Exhibit "A."

         Purpose of the 1998 Plan
         ------------------------

         The Board of Directors adopted the 1998 Plan as of December 8, 1998. The purpose of the 1998 Plan is to encourage and enable the officers, employees, directors and consultants of the Company and its subsidiaries upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company's welfare will assure a closer identification of their interests with those of the Company and its stockholders, thereby stimulating their efforts on the Company's behalf and strengthening their desire to remain with the Company.

         Administration of the 1998 Plan
         -------------------------------

         The 1998 Plan is administered by a committee of the Board of Directors or the full Board of Directors (in either case, the "Plan Administrator"). The Plan Administrator shall construe and interpret the 1998 Plan and establish such rules as it deems necessary for the proper administration of the 1998 Plan. The Plan Administrator has authority (subject to full Board of Directors review) to determine which eligible individuals are to receive option grants, the number of shares to be covered by each granted option, the date or dates on which the option is to become exercisable, and the price of the option.


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

         Eligibility
         -----------

         Under the 1998 Plan, directors, officers, full-time employees and consultants of the Company or its subsidiaries are eligible to receive options pursuant to the 1998 Plan, if selected. The 1998 Plan provides for the authority to issue options covering up to 750,000 shares of the Company's Common Stock; provided, however, that options to purchase no more than 500,000 shares shall be granted to any one participant.

         Type of Options, Price and Exercisability
         -----------------------------------------

         Nonqualified and incentive stock options may be granted under the 1998 Plan. The term of options granted under the 1998 Plan will be fixed by the Plan Administrator provided, however, that the maximum option term may not exceed ten
(10) years from the grant date and the exercise price per share may not be less than the fair market value per share of the Common Stock on the grant date. The exercise price may be paid in cash, or in the discretion of the Plan Administrator, in shares of Common Stock; provided however that shares of Common Stock used to pay the exercise price must have been owned by the participant for at least a six-month period prior to the exercise date or such longer period as determined by the Plan Administrator, or, in the discretion of the Plan Administrator, through an election to have shares of Common Stock otherwise payable to the optionee withheld to pay the exercise price of such option. No optionee is to have any stockholder rights with respect to the option shares until such optionee has exercised the option and paid the exercise price for the purchased shares. Options are not assignable or transferable other than by will or the laws of descent and pursuant to a domestic relations order; and during the optionee's lifetime, the option may be exercised only by such optionee (except with respect to options transferred pursuant to a domestic relations order).

         Termination of Employment
         -------------------------

         If the employee to whom an option is granted shall cease to be employed by the Company or its subsidiaries for any reason, other than death or for cause (as defined in the 1998 Plan), then within three (3) months next succeeding such termination of employment, but in any event not later than the expiration date of the option, the option holder may exercise the option rights granted to the option holder under the option, but only to the extent that the option holder was entitled to exercise the same on the date of such termination of employment. Notwithstanding the foregoing, the Plan Administrator may, in its discretion, extend the post-termination exercise period to a date not later than the original expiration date of such option. If termination of employment was for cause, than all options held by such participants shall forthwith terminate.

         If the employee to whom an option is granted shall cease to be employed by the Company or its subsidiaries by reason of death, disability or retirement, then within the six (6) months next succeeding such termination of employment, but in any event not later than the expiration date of the option, the option holder, the option holder's executor, administrator, or any person or persons to whom the option holder's rights under the option shall pass by testamentary transfer, bequest or by the operation of the laws of descent and distribution, may exercise the option rights granted to the option holder under the option, but only to the extent that the option holder was entitled to exercise the same on the date of such termination of employment. Notwithstanding the


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

foregoing, the Plan Administrator may, in its discretion, extend the post-death exercise period to a date not later than the original expiration date of such option.

         Amendment and Termination
         -------------------------

         The Board of Directors may modify, amend, or terminate the 1998 Plan at any time provided that no such action shall deprive a participant of any rights under a grant previously made to him without the consent of such participant.

         Adjustments
         -----------

         In the event of a stock dividend, stock split or other change affecting the shares or share price of Common Stock, such proportionate adjustments, if any, as the Board of Directors deems appropriate, will be made with respect to:
(i) the aggregate number of shares of Common Stock that may be issued under the 1998 Plan; (ii) each outstanding award made under the 1998 Plan; (iii) the exercise price per share for any outstanding stock option awards under the 1998 Plan; and (iv) such other proportionate adjustments as are customary.

         Federal Tax Consequences
         ------------------------

         A participant receiving nonqualified stock options will not recognize taxable income at the time the non-qualified stock option is granted. At the time the non-qualified stock option is exercised, the participant will recognize ordinary taxable income in an amount equal to the difference between the exercise price and the fair market value of the Common Stock on the date of exercise. The Company generally will be entitled to a concurrent deduction equal to the ordinary income recognized by the participant.

         An employee granted an incentive stock option will not recognize taxable income at the time of grant or, subject to certain conditions, at the time of exercise (although the employee will have income for purposes of alternative minimum tax). If stock acquired upon exercise of an incentive stock option is held for a minimum of two years from the date of grant of the stock option and one year from the date of exercise, the gain or loss (in an amount equal to the difference between the sales price and the exercise price) upon disposition of the stock will be treated as long-term capital gain or loss, and the Company will not be entitled to any deduction.

         If the holding period requirement is not met, the employee will recognize ordinary income in an amount equal to the lesser of (1) the excess of the fair market value of Common Stock on the date of exercise over the exercise price or (2) the excess of the amount realized on the sale of the stock over the exercise price. In the event that the incentive stock option holding periods are not satisfied and the employee recognizes ordinary income, the Company will generally receive an income tax deduction equal to the ordinary income recognized by the employee.

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

                             1998 STOCK OPTION PLAN

         The following table sets forth the stock options previously granted under the 1998 Plan to the persons and groups specified below.

                                                              Number of Shares
Name and Position                                            Subject to Options           Dollar Value($)(4)
-----------------                                            ------------------           ------------------
Gerald T. Simmons, Chief Executive Officer                         173,121(1)                $86,560.50
John C. Walsh, former Chief Executive Officer                         -0-                         -0-
Executive Officers as a Group (1)                                  173,121                   $85,560.50
Non-Executive Directors as a Group (5)                              25,000(2)                $12,500.00
Non-Executive Officer Employees as a Group (10 persons)            170,000(3)                $85,000.00

----------------
(1) Includes options to purchase 173,121 shares at an exercise price of $.56 per share granted as of December 8, 1998, 34,624 of which have vested. The options vest 20% per year commencing with the date of grant and have a term of 5 years.
(2) Includes options to purchase 25,000 shares at an exercise price of $.56 per share granted as of December 8, 1998 which are fully vested. The options expire as of December 20, 2003, unless earlier terminated.
(3) Represents options to purchase 170,000 shares at an exercise price of $.56 per share granted as of December 8, 1998. The options generally vest one-third each year on the anniversary of the date of grant commencing December 8, 1999. The options generally have a term of 5 years, unless earlier terminated.
(4) Represents the value of the stock options upon exercise of the options based upon the closing price of the Company's Common Stock on June 28, 1999 of $1.06 per share as reported on the Over-the-Counter Bulletin Board Quotation System.
         Also assumes that all options are vested and exercisable.

         Grants under the 1998 Plan are discretionary. The Company cannot determine as of the date hereof the options which may be granted in the future under the 1998 Plan.

         Because executive officers and directors of the Company are eligible to receive awards under the 1998 Plan, each of them had a personal interest in the approval of the 1998 Plan.

                             EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

         The following sets forth the total compensation awarded to, earned by or paid to the Company's Chief Executive Officer and its four most highly compensated executive officers (receiving $100,000 or more) who were serving as executive officers at the end of the Company's last completed fiscal year.

========================================================================== =================== =============================
                                                                                                        Long Term
                                     Annual Compensation                                               Compensation
--------------------------------------------------- ---------------------- ------------------- -----------------------------
                                                    Fiscal Year
                                                    Ended
Name and Principal Position                         September 30               Salary ($)            Options/SARS (#)
--------------------------------------------------- ---------------------- ------------------- -----------------------------
John C. Walsh(1) (2)                                     1998                   $181,731                   -0-
Director, Former Chairman, Chief Executive               1997                   $118,269                   -0-
Officer and President                                    1996                   $137,308                   -0-
=================================================== ====================== =================== =============================

(1) Pursuant to the Company's Plan of Reorganization, Mr. Walsh was entitled to receive aggregate payments of $21,615 payable commencing February 1996 and ending August 1998 as accrued and unpaid salary and expenses. As of September 30, 1998, the obligation was satisfied in full. Mr. Walsh resigned from his position as Chief Executive Officer and President as of December 1, 1998, and his position as the Company's Chairman of the Board as of June 10, 1999. He remains a Director of the Company. As part of his severance arrangement, Mr. Walsh will continue to receive full salary and accompanying benefits through August 3, 1999.
(2) As of December 1, 1998, Mr. Simmons was appointed Chief Executive Officer and President pursuant to an employment agreement. See "Employment Arrangements and Change of Control."

                             OPTION/SAR GRANTS TABLE

                    Option/SAR Grants in the Last Fiscal Year
========================================================================================================================
                                                   Individual Grants
--------------------------------- ------------ ------------------- -------------------- ---------------- ---------------
                                                                   % of Total
                                                                   Options/SARs
                                                                   Granted to           Exercise or
                                  Fiscal Year  Options/SARs        Employees in         Base Price       Expiration
Name                                           Granted (#)         Fiscal Year          ($/Sh)           Date
--------------------------------- ------------ ------------------- -------------------- ---------------- ---------------
John C. Walsh                     1998(1)             -0-                  -0-                -0-             -0-
Director, Former Chairman,
Chief Executive Officer and
President
================================= ============ =================== ==================== ================ ===============

(1) No options were granted during Fiscal Year 1998.

                  OPTION/SAR EXERCISES AND YEAR-END VALUE TABLE

========================================================================================================================
                                 Aggregated Options/SAR Exercises in Last Fiscal Year
                                              and FY-End Option/SAR Value
---------------------------------------------------------------------------- ----------------------- -------------------
                                                                                                     Value of
                                                                             Number of Unexercised   Unexercised
                                                                             Options/SARs at         In-the-Money
                                                                             FY-End (#)              Options/SARs at
                                                                                                     FY-End ($)
------------------------------- ----------- ------------------ ------------- ----------------------- -------------------

                                            Shares             Value
                                Fiscal      Acquired on        Realized      Exercisable/            Exercisable/
Name                            Year        Exercise (#)       ($)           Unexercisable           Unexercisable
------------------------------- ----------- ------------------ ------------- ----------------------- -------------------
John C. Walsh                   1998(1)            -0-             -0-       (U)0/(E)-0-             (E)$0/(U)-0-
Director, Former Chairman,
Chief Executive Officer, and
President
=============================== =========== ================== ============= ======================= ===================

(1)      Mr. Walsh does not have any stock options.

         Employment Arrangements and Change of Control
         ---------------------------------------------

         As of December 1, 1998, the Company entered into an Employment Agreement with Mr. Gerald T. Simmons to serve as President and Chief Executive Officer of the Company. Mr. Simmons is provided with an annual salary of $130,000. The Agreement provides for a term of one year with successive year-to-year renewals unless either party shall elect not to renew upon thirty days prior written notice. The Agreement contains a non-competition and non-solicitation provision that survives his actual employment for a term of two years. Mr. Simmons was also granted options to purchase 173,121 shares of Common Stock (5% of the outstanding Common Stock of the Company including outstanding options and warrants) at an exercise price of $.56 per share. The options include certain anti-dilution protection provisions for securities issued by the Company prior to December 31, 1999, including the conversion, if at all, of the outstanding Series A Convertible Preferred Stock held by Holdings. Provided that Mr. Simmons continues to be employed by the Company, the options vest 20% each year commencing on the date of grant. All options vest in the event of a change in control of the Company as set forth in the Agreement.

         In the event of a change in control prior to the end of the initial term, Mr. Simmons may elect to receive a severance payment of six months salary and insurance premiums, and the term of the non-compete and non-solicitation provision would be reduced to six months from the date of termination. The Agreement also provides Mr. Simmons with various benefits including medical, dental, life and disability insurance and reimbursement of expenses including up to $6,000 per month of commuting expenses during the first year of the Agreement and certain relocation expenses thereafter, as applicable.

         Mr. John Walsh resigned from his position as Chief Executive Officer and President of the Company as of December 1, 1998 and his position as Chairman of the Board as of June 10, 1999. He remains a Director of the Company. As part of his severance arrangement with the Company, he will continue to receive full salary from December 1, 1998 through August 3, 1999 which is estimated at approximately $101,539, and accompanying benefits.

         Directors' Compensation
         -----------------------

         The Company has a policy of not granting fees to directors who attend a regularly scheduled or special meeting of its Board of Directors. However, the Company may reimburse outside directors for their cost of travel and lodging to attend such meetings.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth, as of June 30, 1999, information with respect to the securities holdings of all persons which the Company, pursuant to filings with the Securities and Exchange Commission, has reason to believe may be deemed the beneficial owners of more than 5% of the Company's outstanding Common Stock and Class B Common Stock. The following table indicates the beneficial ownership of such individuals numerically calculated based upon the total number of shares of Common Stock and Class B Common Stock outstanding and alternatively calculated based upon the percentage voting power allocated to such share ownership taking into account the disproportionate voting rights attributed to the Class B Common Stock. Also set forth in the table is the beneficial ownership of all shares of the Company's outstanding stock, as of such date, of all officers and directors, individually and as a group.

                                                           Amount of                Percent of            Percent of
         Name and Address                           Beneficial Ownership(1)    Beneficial Ownership     Voting Power(3)
         ----------------                           -----------------------    --------------------     ---------------
         Gerald T. Simmons                                  34,624(2)                    1.4%                  1.4%
         7279 Bryan Dairy Road
         Largo, FL  33777

         James Fuchs                                        25,000(4)                    1.0%                  1.0%
         565 Park Avenue
         New York, NY  10021

         Dr. Christopher Brown                              12,218(5)                    *                     *
         240 Keystone Road
         Sheridan, WY  82801

         Carol Rae                                                0                      0                     0
         13117 North Creekview Road
         Rapid City, SD  57702

         Joseph S. Schuchert, Jr./                       2,827,338(6)                   54.3%                 54.2%(7)
         Fountain Holdings, LLC
         c/o Eaglestone Capital Services, Inc.
         400 Oceangate, Suite 1125
         Long Beach, CA  90802

         John C. Walsh                                   1,251,100                      52.6%                 52.2%
         9 North Pelican Drive
         Avalon, NJ  08202

         All Directors and Officers as a Group           4,150,280                      78.8%                 78.6%
         (6 Persons)


---------------------
* Represents less than 1%

(1) Except as otherwise indicated, includes total number of shares outstanding and the number of shares which each person has the right to acquire within 60 days through the exercise of warrants or the conversion of Preferred Stock pursuant to Item 403 of Regulation S-B and Rule 13d-3(d)(1), promulgated under the Exchange Act. Also reflects 2,380,301 shares of the Company's Common Stock (including Class B Common Stock) outstanding as of June 30, 1999.
(2) Does not include common stock purchase options to purchase 138,497 shares at an exercise price of $.56 per share which were granted December 8, 1998 but which have not vested.
(3) This column takes into account the disproportionate voting rights granted to the holders of the Class B Common Stock. Holders of Class B Common Stock are entitled to five (5) votes for every share held.
(4) Includes 25,000 shares of Common Stock issuable upon the exercise of options at an exercise price of $.56 per share.

(5) Includes 1,363 shares of Common Stock held by Dr. Brown's spouse, Elizabeth G. Brown, and 3,196 shares of Common Stock held by Dr. Brown as custodian for his children.
(6) Includes 1,264,151 shares of Common Stock and 2,252 shares of Class B Common Stock issuable upon conversion of the Preferred Stock held by Holdings. Holdings is held 50% by Mr. Schuchert and 50% by his spouse, Ms. Karalyn R. Schuchert. Mr. Schuchert is the managing member of Holdings. Also includes 1,560,935 shares of Common Stock issuable upon the exercise of a common stock purchase warrant at an exercise price of $.65 per share.
(7) Assumes the conversion of the Preferred Stock into shares of Common Stock and Class B Common Stock. See "Voting Rights of Preferred Stock."

         Voting Rights of Preferred Stock
         --------------------------------

         As of June 30, 1999, there were 2,000,000 shares of Preferred Stock, $.001 par value per share, authorized and outstanding, all of which is held by Holdings. Prior to the conversion of the Preferred Stock, the holders of the Preferred Stock are entitled to the number of votes to be cast by the holders of all of the then issued and outstanding Common Stock and Class B Common Stock plus seven (7) votes in all elections of directors, which enables such holders to elect a majority of the Board of Directors. In all other matters presented to stockholders for a vote, whether required by applicable corporate law or otherwise, the holders of Preferred Stock vote as a class and no vote of the stockholders will be effective without the approval of the holders of a majority of the shares of the Preferred Stock. Dr. Christopher Brown, Mr. Joseph S. Schuchert, Jr. and Ms. Carol Rae were appointed to the Board of Directors as nominees of Holdings. As of June 30, 1999, the shares of Preferred Stock were convertible into approximately 1,264,151 shares of Common Stock and 2,252 shares of Class B Common Stock.

         Effective Date
         --------------

         The effective date of the shareholder approval of the 1998 Plan is on or about July 21, 1999.

                              AVAILABLE INFORMATION
                              ---------------------

         The Company is subject to the information requirements of the Exchange Act, and in accordance therewith file periodic reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information, as well as the Information Statement, including the exhibits and schedules thereto, may be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the SEC located at 7 World Trade Center, 13th Floor, New York, New York 10048 and at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials may be obtained from such offices, upon payment of the fees prescribed by the SEC. The SEC maintains a web site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants, such as the Company that submit electronic filings to the SEC.

                                          BY ORDER OF THE BOARD OF DIRECTORS,


                                          /s/ Gerald T. Simmons
                                          --------------------------------------
                                          Gerald T. Simmons
                                          President and Chief Executive Officer


Dated:  July 1, 1999


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